Exhibit 99.1

Augmedix Delivers 47% Revenue Growth and Expanded Gross Margins for Second Quarter of 2023

SAN FRANCISCO, August 7, 2023 – Augmedix (Nasdaq: AUGX), a healthcare technology company that delivers industry-leading ambient medical documentation and data solutions to healthcare systems, physician practices, hospitals, and telemedicine practitioners, today reported financial results for the three and six months ended June 30, 2023.

“This was another strong quarter for Augmedix, as we continue to solidify our position within the burgeoning ambient medical documentation market,” commented Manny Krakaris, Chief Executive Officer at Augmedix. “We set records for revenue, growing 47% year-over-year, and dollar-based net revenue retention at 148%, demonstrating that health systems and clinicians increasingly value and are adopting our products. We also expanded gross margins by 330 basis points to 47.0% as we realize the inherent leverage of our recurring revenue model with our increasing scale of operations.”

Continued Mr. Krakaris, “Augmedix’s products are resonating with clinicians due to their ability to generate accurate medical notes while providing high levels of transparency and control. Our customers also value the breadth of our product portfolio and their ability to toggle across our product lineup to best match the particular needs of a given patient encounter. We are seeing growing adoption of Augmedix Notes among our largest customers, and high interest for Augmedix Go, which is currently being tested with multiple customers in the ambulatory setting and with HCA Healthcare in the acute care setting, and is on track to be launched commercially later this year.”

Concluded Mr. Krakaris, “Looking ahead, with the structured data that we capture at the point of care, Augmedix is in a unique position to offer even greater value to the healthcare ecosystem that transcends the patient encounter. We are moving swiftly to deliver innovative data solutions that will help remove systemic inefficiencies in healthcare billing and reimbursement. We are excited about the future of Augmedix as a platform that will appeal to several constituents within the industry.”

Second Quarter 2023 Financial and Operational Highlights

All comparisons, unless otherwise noted, are to the three months ended June 30, 2022.

●	Total revenue was $10.8 million, an increase of 47% compared to $7.3 million.

●	Dollar-based Net Revenue Retention was 148% for Health Enterprise customers compared to 131% in the second quarter of 2022 and 136% in the first quarter of 2023.

●	Average Clinicians in Service grew 48%.

●	GAAP Gross Margin increased 330 basis points to 47.0% compared to 43.7%.

●	GAAP Operating Expenses were $10.0 million, up 9% compared to $9.1 million.

●	GAAP Net Loss narrowed to $5.0 million compared to $7.3 million.

●	EBITDA losses declined to $4.2 million compared to $6.7 million. Adjusted EBITDA losses declined to $3.6 million compared to $5.1 million, which excludes stock-based compensation in both periods and a loss on debt extinguishment. Adjusted EBITDA losses again declined sequentially from $4.1 million in the first quarter of 2023.

●	Cash, cash equivalents, and restricted cash were $25.3 million as of June 30, 2023, compared to $22.0 million as of December 31, 2022.

●	Bolstered financial strength via multiple previously announced balance sheet initiatives, including the $12 of million new equity from HCA Healthcare and Redmile Group LLC, the extension of the term loan facility and interest-only period by up to 18 months, and the finalization of the $5 million equity line of credit.

●	Established AI Advisory Council to demonstrate Augmedix’s commitment to responsible product development.

Non-GAAP operating expenses, EBITDA and Adjusted EBITDA are a Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” below and the Reconciliation of the GAAP to Non-GAAP Financial Measures table below in this press release.

2023 Revenue Guidance

Augmedix now expects at least $43.5 million of revenue in 2023.

Conference Call

Augmedix will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Monday, August 7, 2023, to discuss its second quarter 2023 financial results. The conference call can be accessed by dialing +1-877-407-3982 for U.S. participants or +1-201-493-6780 for international participants and referencing conference ID #13740298. Interested parties may access a live and archived webcast of the event on the “Investor Relations” section of the Company’s website at: ir.augmedix.com.

Definition of Key Metrics

Dollar-Based Net Revenue Retention: We define a “Health Enterprise” as a company or network of doctors that has at least 50 clinicians currently employed or affiliated that could utilize our services. Dollar-based net revenue retention is determined as the revenue from Health Enterprises as of twelve months prior to such period end as compared to revenue from these same Health Enterprises as of the current period end, or current period revenue. Current period revenue includes any expansion or new products and is net of contraction or churn over the trailing twelve months but excludes revenue from new Health Enterprises in the current period. We believe growth in dollar-based net revenue retention is a key indicator of the performance of our business as it demonstrates our ability to increase revenue across our existing customer base through expansion of users and products, as well as our ability to retain existing customers.

Clinicians in Service: We define a clinician in service as an individual doctor, nurse practitioner or other healthcare professional using our services. We average the month-end number of clinicians in service for all months in the measurement period and the number of clinicians in service at the end of the month immediately preceding the measurement period. We believe growth in the number of clinicians in service is an indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business.

About Augmedix

Augmedix (Nasdaq: AUGX) delivers industry-leading, ambient medical documentation and data solutions to healthcare systems, physician practices, hospitals, and telemedicine practitioners. Augmedix is on a mission to help clinicians and patients form a human connection at the point of care with unobtrusive technology. Augmedix’s proprietary Notebuilder Platform extracts relevant data from natural clinician-patient conversations and converts that data into medical notes in real time, which are seamlessly transferred to the EHR. The company’s platform uses automatic speech recognition, natural language processing, including large language models, and medical documentation specialists to generate accurate and timely medical notes. Leveraging this platform, Augmedix’s products relieve clinicians of administrative burden, in turn, reducing burnout and increasing both clinician and patient satisfaction. Augmedix is also leading the revolution in transforming point-of-care information into valuable structured data that can drive lower revenue cycle management costs, higher reimbursement levels and deliver important clinical feedback to the point of care. Augmedix is headquartered in San Francisco, CA, with offices around the world. To learn more, visit www.augmedix.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP Operating Expenses, EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures table in this press release. This accompanying table includes details on the GAAP financial measures that are most directly comparable to Non-GAAP financial measures and the related reconciliations between these financial measures.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” “excited,” “optimistic,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the Company continuing to solidify its position within the burgeoning ambient medical documentation market; the Company’s demonstration that health systems and clinicians increasingly value and are adopting the Company’s products; the Company’s realization of the inherent operating leverage of its recurring revenue model with its increasing scale of operations; our customers valuing the breadth of our product portfolio; our customers valuing their ability to toggle across our product lineup; the Company’s seeing growing adoption of Notes among its largest customers, and high interest for Go which is currently being tested; the timing for the launch of Go; Augmedix being in a unique position to offer even greater value to the healthcare ecosystem; moving swiftly to deliver innovative data solutions that will help remove systemic inefficiencies in healthcare billing and reimbursement; the Company’s excitement about Augmedix as a platform that will appeal to several constituents within the industry; and the Company’s expectations regarding revenues for the full fiscal year 2023. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our most recent Form 10-K filed with the Securities and Exchange Commission on April 17, 2023 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; and the impact of current and future laws and regulations. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contact Information

Investors:

Matt Chesler, CFA

FNK IR

(646) 809-2183

augx@fnkir.com

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

AUGMEDIX, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands except EPS and Average Clinicians in Service)

	Three Months Ended
	June 30,
	(unaudited)
	2023	2022
Revenue	$10,780	$7,333
Cost of revenue	5,715	4,131
Gross profit	5,065	3,202
Operating Expenses
General and administrative	4,760	4,172
Sales and marketing	2,649	2,320
Research and development	2,590	2,649
Total operating expenses	9,999	9,141
Loss from operations	(4,934)	(5,939)

Other income (expense), net	(99)	(1,396)
Net loss	$(5,033)	$(7,335)

Weighted Average common stock outstanding	43,608	37,416

Earnings Per Share	$(0.12)	$(0.20)

Average Clinicians in Service (CIS)	1,534	1,040

AUGMEDIX, INC.

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

	June 30,	December 31,
	2023	2022
Assets
Cash, cash equivalents, and restricted cash	$25,260	$21,988
Accounts receivables, net	9,433	6,354
Other assets	9,155	5,299
Total assets	43,848	33,641

Liabilities & Stockholders’ Equity
Liabilities
Accounts payable	$1,604	$1,563
Deferred revenue	7,858	7,254
Loan payable	19,932	15,134
Other liabilities	10,465	8,224
Total liabilities	$39,859	$32,175
Stockholders’ equity	$3,989	$1,466
Total liabilities & stockholders’ equity	$43,848	$33,641

AUGMEDIX, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities	$(12,175)	$(8,856)
Cash flows from investing activities	(1,480)	(615)
Cash flows from financing activities	16,974	(1,248)
Effect of exchange rate changes on cash and restricted cash	(47)	(90)
Net decrease in cash	$3,272	$(10,809)
Cash, restricted cash, and cash equivalents at the beginning of the period	$21,988	$41,587
Cash, restricted cash, and cash equivalents at the end of the period	$25,260	$30,778

AUGMEDIX, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, in thousands)

	Three Months Ended
	June 30,
	(unaudited)
	2023	2022
Stock Based Compensation Expense
Cost of revenue	$27	$24
General and administrative	381	344
Sales and marketing	64	42
Research and development	93	81
Total stock-based compensation expense	$565	$491

Net loss	$(5,033)	$(7,335)
Interest	558	385
Tax	51	2
Depreciation	262	215
EBITDA	$(4,162)	$(6,733)
Add: Stock-based compensation	565	491
Add: Loss on extinguishment	-	1,097
Adjusted EBITDA	$(3,597)	$(5,145)

GAAP Cost of revenue	$5,715	$4,131
Less: Stock-based compensation	(27)	(24)
Non-GAAP cost of revenue	$5,688	$4,107

Non-GAAP Gross Profit	$5,092	$3,226
Non-GAAP Gross Margin	47.2%	44.0%

GAAP Operating expenses	$9,999	$9,141
Less: Stock-based compensation	(538)	(467)
Non-GAAP operating expenses	$9,461	$8,674